Exhibit 99.1

China Information Security Technology, Inc. Raises $20 Million In
Registered Direct Offering

SHENZHEN, China, January 7, 2010 – China Information Security Technology, Inc., (NASDAQ: CPBY) (“China Information Security,” “CIST” or the “Company”), a leading total solutions provider of digital security, geographic information, and hospital information systems in China, today announced that the Company has entered into definitive agreements with certain accredited investors (the "Investors") to sell in a registered direct offering an aggregate 3,252,033 shares of its common stock at a price of $6.15 per share for an aggregate proceeds amount of $20 million. The offering includes 1,600,000 shares of common stock offered by Mr. Jiang Huai Lin, the Company's Chief Executive Officer, who will hold 39.1% of the Company's outstanding shares after the closing of the offering. The Company anticipates gross proceeds of approximately $10.16 million. In addition, the Company will, at closing, issue to the Investors warrants to purchase 813,008 aggregate shares of common stock at a price of $6.15 per share, exercisable for 45 days as of the date of the initial issuing of the warrants.

Rodman & Renshaw, LLC, a wholly owned subsidiary of Rodman & Renshaw Capital Group, Inc. (Nasdaq: RODM), acted as the Company's exclusive placement agent in connection with the offering.

The shares and warrants in this offering are being issued under a shelf registration statement declared effective by the Securities and Exchange Commission (the "SEC") on November 23, 2009. A prospectus supplement related to the public offering will be filed with the Securities and Exchange Commission. Copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained from Rodman & Renshaw, LLC, 1251 Avenue of the Americas 20th Floor, New York, NY 10020 or by calling (212) 356-0502. An electronic copy of the prospectus is also available on the SEC's web-site at http://www.sec.gov .

The offering is expected to close on or around January 12, subject to customary closing conditions. The Company intends to use the net proceeds it receives from the offering for general corporate purposes.

For more detailed information on this financing, please refer to the Company's Form 8-K and related exhibits to be filed with the Securities and Exchange Commission on or around Thursday, January 7, 2010.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About China Information Security Technology, Inc.

Through its wholly-owned Chinese subsidiary, China Information Security Technology, Inc. ("CIST" or the "Company") headquartered in Shenzhen, China ("PRC"), is a leading application software developer, systems integrator and full-service Geographic Information Systems ("GIS") solutions provider to the public security and civil-use markets in China, dedicated to the use of information technology to improve public safety and information management. Its main business lines range from digital information security, to GIS, and digital hospital information systems. The Company provides a broad portfolio of fully integrated solutions and services, including its First Responder Coordination Platform, Intelligent Border Control System, Residence Card Information Management System, Police-and Civil-use GIS products, and Digital Hospital Information System, to serve the growing demand for digital geographic information, hospital and electronic medical record systems in China. Its commitment to leading-edge technology and quality assurance has won the Company numerous government and enterprise contracts throughout China. To learn more about the Company, please visit its corporate website at http://www.chinacpby.com .

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of China Information Security Technology, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: the general ability of the Company to achieve its commercial objectives; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

Company Contact:
Iris Yan
China Information Security Technology, Inc.
Tel: +86-755-8370-4767
Email: ir@chinacpby.com
Website: http://www.chinacpby.com

Investor Relations Contact:
ICR:
Michael Tieu
Tel: +86-10-6599-7960
Email: michael.tieu@icrinc.com